BRE-BMR Flatiron VII LLC

4570 Executive Drive, Suite 400 • San Diego, CA 92121
Phone: (858) 485-9840 • Facsimile: (858) 485-9843

May 4, 2023

Fresh Tracks Therapeutics, Inc. 5777 Central Avenue, Suite 102
Boulder, CO 80301

Re:    Letter Agreement

Dear Andy:

This letter agreement (this “Letter Agreement”) is made in connection with that certain Fifth Amendment to Lease dated as of December 29, 2022 (the “Fifth Amendment”), by and between BRE-BMR FLATIRON VII LLC (“BMR”) and FRESH TRACKS THERAPEUTICS, INC. (“Fresh Tracks”), with respect to certain premises at 5777 Central Avenue in Boulder, Colorado. Capitalized terms used, but not defined, in this Letter Agreement shall have the meanings ascribed to them in the Fifth Amendment.

By executing this Letter Agreement, BMR and Fresh Tracks hereby agree that Article 13 of the Fifth Amendment is hereby amended as follows:

•Termination Date: The Termination Date is amended to be August 31, 2023.

•Exercise of Termination Option: Fresh Tracks is hereby deemed to have irrevocably exercised the Termination Option, and BMR is hereby deemed to have accepted Fresh Tracks’ irrevocable exercise of the Termination Option. Accordingly, the Lease shall terminate on the Termination Date pursuant to the terms, conditions and provisions of Section 13.3 of the Fifth Amendment.

•Termination Fee: Fresh Tracks shall pay to BMR the Termination Fee, which Termination Fee shall equal $5,050.68, within 10 business days after the date of this Letter Agreement. Fresh Tracks’ obligation to pay the Termination Fee shall survive the expiration or earlier termination of the Lease.

Except as expressly set forth above, all other terms, conditions and provisions of Article 13 of the Fifth Amendment shall remain unmodified and in full force and effect. In the event of any conflict between the terms of this Letter Agreement and the terms of Article 13 of the Fifth Amendment, the terms of this Letter Agreement shall control.

Fresh Tracks and BMR hereby execute this Letter Agreement effective as of the date set forth above.

BMR:		FRESH TRACKS:

BRE-BMR FLATIRON VII LLC,		FRESH TRACKS THERAPEUTICS, INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Dawn Saunders	By:	/s/ Andrew Sklawer
Name:	Dawn Saunders	Name:	Andrew Sklawer
Title:	Vice President, Legal	Title:	CEO

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